EXHIBIT 4.83
                                                                    ------------



                                 AMENDMENT NO. 2
                TO AMENDED AND RESTATED SERIES 1998-1 SUPPLEMENT
                          Dated as of December 12, 2002

          This AMENDMENT NO. 1 TO AMENDED AND RESTATED SERIES 1998-1 SUPPLEMENT, dated as of December 12, 2002 (this "Amendment") is between RENTAL CAR FINANCE CORP., an Oklahoma corporation ("RCFC"), and DEUTSCHE BANK TRUST COMPANY
AMERICAS, formerly known as Bankers Trust Company, a New York banking corporation, as Trustee and Enhancement Agent (the "Trustee").

                                    RECITALS:

          A. RCFC and the Trustee entered into that certain Amended and Restated Series 1998-1 Supplement, dated as of February 26, 2002, as amended by Amendment No. 1 to Series 1998-1 Supplement, dated as of August 12, 2002 (the "Supplement").

          B. RCFC and the Trustee wish to amend the Supplement as provided herein.

          NOW, THEREFORE, the parties hereto agree as follows:

          1. Defined Terms. Capitalized terms used in this Amendment not herein defined shall have the meaning contained in the Supplement.

          2. Amendments. Upon the terms and subject to the conditions set forth in this Amendment, the parties hereto hereby agree as follows:

          a. All references to "Dollar Rent A Car Systems, Inc." in the Supplement shall be deemed to be "DTG Operations, Inc.".

          b. Effective January 1, 2003, all references to "Thrifty" or "Thrifty Rent-A-Car System, Inc." in its capacity as a Lessee or a Servicer shall be deemed to be deleted in their entirety and from and after January 1, 2003, Thrifty shall be removed as a party to the Supplement and shall have no further obligations thereunder, other than any obligations arising prior to January 1, 2003.

          c. The definitions "Dollar", "Eligible Franchisee" and "Franchise" in paragraph (b) of Article 2 of the Supplement are hereby amended in their entirety to read as follows:

                    "Dollar"   means   DTG   Operations,   Inc.,   an   Oklahoma
               corporation.

                    "Eligible  Franchisee"  means a  Franchisee  (all  of  whose rental offices are located in the United States) which meets the normal credit and other approval criteria for Franchisees, and which may be an Affiliate of a Lessee.

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                    "Franchisee"  means a franchisee  of New Dollar,  Thrifty or any Affiliate of DTAG.

          d.   The following  definition is hereby  inserted in paragraph (b) of
Article 2 of the Supplement in proper alphabetical sequence:

                    "New  Dollar"  means  Dollar Rent A Car,  Inc.,  an Oklahoma corporation.

          3. Effect of Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of any of the parties hereto under the Supplement, nor alter, modify amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Supplement, all of which are hereby ratified and affirmed in all respects by each of the parties hereto and shall continue in full force and effect. This Amendment shall apply and be effective only with respect to the provisions of the Supplement specifically referred to herein, and any references in the Supplement to the provisions of the Supplement specifically referred to herein shall be to such provisions as amended by this Amendment.

          4. Applicable Provisions. Pursuant to Section 11.2 of the Base Indenture and Section 8.6 of the Supplement, the Trustee, RCFC, the Servicers, Noteholders representing more than 50% of the Aggregate Principal Balance of the Series 1998-1 Notes and the Series 1998-1 Letter of Credit Provider may enter into an amendment of the Supplement.

          5. Waiver of Notice. Each of the parties hereto waives any prior notice and any notice period that may be required by any other agreement or document in connection with the execution of this Amendment.

          6. Binding Effect. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

          7. Governing Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE PROVISIONS THEREOF REGARDING CONFLICTS OF LAWS), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

          8. Counterparts. This Amendment may be executed in any number of counterparts and by different parties herein in separate counterparts, each of which when executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

                            [SIGNATURE PAGES FOLLOW]

                                       2
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     IN WITNESS  WHEREOF,  the parties  hereto have caused this  Amendment to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                        RENTAL CAR FINANCE CORP.


                                        By: ____________________________________
                                            Pamela S. Peck
                                            Vice President and Treasurer

                                        DEUTSCHE BANK TRUST COMPANY AMERICAS,
                                            formerly known as Bankers Trust
                                            Company, as Trustee


                                        By: ____________________________________
                                            Name:
                                            Title:


Acknowledged and Consented to by:

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC., as Master Servicer


By: ____________________________________
    Pamela S. Peck
    Treasurer

DTG OPERATIONS, INC., formerly known as
    DOLLAR RENT A CAR SYSTEMS, INC., as Servicer


By: ____________________________________
    Michael H. McMahon
    Treasurer

THRIFTY RENT-A-CAR SYSTEM, INC.


By: ____________________________________
    Pamela S. Peck
    Treasurer

CREDIT SUISSE FIRST BOSTON, NEW YORK BRANCH, as Enhancement Provider


By: ____________________________________
    Name:
    Title:


By: ____________________________________
    Name:
    Title:

DOLLAR THRIFTY FUNDING CORP., in its capacity as Series 1998-1 Noteholder


By: ____________________________________
    Pamela S. Peck
    Vice President and Treasurer


                                      S-2